FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                666 FIFTH AVENUE
                         NEW YORK, NEW YORK 10103-3198

                                                                   HOUSTON
                                                               WASHINGTON, D.C.
                                                                   AUSTIN
                                                                 SAN ANTONIO
                                                                   DALLAS
  TELEPHONE: 212/318-3000                                         NEW YORK
  FACSIMILE: 212/752-5958                                        LOS ANGELES
                                                                   LONDON
                                                                  HONG KONG
WRITER'S DIRECT DIAL NUMBER:

                                 September 24, 1996



Integrated Health Services, Inc.
10065 Red Run Boulevard
Owings Mills, Maryland 21117

Dear Sirs:

         We refer to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Integrated Health Services, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to $150,000,000 aggregate principal amount of the Company's 10 1/4% Senior Subordinated Notes due 2006, Series A (the "New Notes") proposed to be issued under and pursuant to the Indenture, dated as of May 15, 1996, between the Company and Signet Trust Company, as Trustee (the "Indenture"), in exchange for the Company's 10 1/4% Senior Subordinated Notes due 2006.

         We assume that appropriate action will be taken, prior to the offer and sale of the New Notes, to register and qualify such New Notes for sale under all applicable state securities or "blue sky" laws.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we advise you that in our opinion the New Notes being issued by the Company have been duly and validly authorized for issuance by the Company, and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered as contemplated in the Prospectus forming part of the Registration Statement, the New Notes will be legal, valid and binding obligations of the Company (subject to bankruptcy, insolvency and other laws which affect the rights of creditors generally, including the laws of the State of Delaware relating to compromises, arrangements and reorganizations).

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the


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September 24, 1996
Page 2


Prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.


                                               Very truly yours,

                                               /s/ Fulbright & Jaworski L.L.P.